PRICING SUPPLEMENT NO. 93                                      Rule 424(b)(3)
DATED: December 16, 1997                                  File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:          Floating Rate Notes   Book Entry Notes
$10,000,000                [x]                   [x]

Original Issue Date:       Fixed Rate Notes      Certificated Notes
December 17, 1997          [_]                   [_]

Maturity Date:
June 7, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:

                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            ----------              ----------          ----------

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[_]         Treasury Rate                Interest Reset Period: Monthly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.02%

-------------------------------------------

*        On the 7th of each month.

**       On the 7th of each month and at maturity.

*** The one-month LIBOR rate on December 15, 1997 plus 2 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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